UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

January 05, 2021

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 572-9881

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On January 05, 2021, Guaranty Bancshares, Inc., the parent company of Guaranty Bank & Trust, N.A. (the “Bank”), announced that it will hold a conference call to discuss fourth quarter and year-end 2020 financial results on Tuesday, January 19, 2021 at 10:00 am CST.  The related earnings press release will be issued Tuesday, January 19, 2021 at 6:00 am CST.

The conference call will be hosted by Ty Abston, Chairman and CEO, Cappy Payne, SEVP and CFO, and Shalene Jacobson, EVP and CRO. All conference attendees must register before the call at www.gnty.com/register. The conference materials will be available by accessing the Investor Relations page on our website, www.gnty.com. A recording of the conference call will be available by 1:00 pm CST the day of the call and remain available through January 31, 2021 on our Investor Relations webpage.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 05, 2021

GUARANTY BANCSHARES, INC.

By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer